                                                            EXHIBIT NO. 3.1


                             State of Delaware

                      OFFICE OF THE SECRETARY OF STATE
                      ________________________________




     I,  EDWARD J. FREEL, SECRETARY OF  STATE OF THE STATE  OF DELAWARE, DO

HEREBY CERTIFY  THE ATTACHED IS  A TRUE  AND CORRECT COPY  OF THE  RESTATED

CERTIFICATE OF  "ENSCO INTERNATIONAL INCORPORATED", FILED IN THIS OFFICE ON

THE TENTH DAY OF JUNE, A.D. 1997, AT 10:30 O'CLOCK A.M.

     A CERTIFIED  COPY OF THIS  CERTIFICATE HAS  BEEN FORWARDED TO THE  NEW

CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.












[ S E A L ]




                              /S/ EDWARD J. FREEL, SECRETARY OF STATE
                              ---------------------------------------
                                  Edward J. Freel, Secretary of State


2134970  8100                 AUTHENTICATION:     8503884

971189079                               DATE:     06-10-97

                      ENSCO INTERNATIONAL INCORPORATED


             AMENDED AND RESTATED CERTIFICATE OF INCORPORATION



     ENSCO International Incorporated (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

          (i) The Corporation was incorporated under the name of Energy Service Company, Inc. on August 14, 1987 and its original certificate of incorporation (the "Original Certificate of Incorporation) was filed on such date with the Secretary of State of the State of Delaware.

          (ii) The Original Certificate of Incorporation was amended by certificates of amendment filed with the Secretary of State of the State of Delaware on June 21, 1990, June 25, 1991, August 10, 1993, and May 27, 1994.

          (iii) The Original Certificate of Incorporation was restated by the Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 10, 1994 and such Restated Certificate of Incorporation was amended by certificates of amendment filed with the Secretary of State of the State of Delaware on May 23, 1995 and December 28, 1995. Pursuant to the Certificate of Amendment to the Restated Certificate of Incorporation filed May 23, 1995, the name of the Corporation was changed to ENSCO International Incorporated.

          (iv) The stockholders of the Corporation authorized the amendment of Article Four of the Restated Certificate of Incorporation at the 1997 Annual Meeting of Stockholders held on May 13, 1997.

          (v) This Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") has been duly adopted in accordance with the applicable provisions of Section 245 of the General Corporation Law of the State of Delaware ("GCL"), and, except with respect to the amendment of Article Four approved by the stockholders of the Corporation on May 13, 1997 and the omissions permitted under
     Section 245(c) of the GCL, only restates and integrates, and does not further amend, the Corporation's certificate of incorporation as heretofore restated and amended, there being no discrepancy between those provisions and the provisions of this Certificate of Incorporation. Accordingly, the Corporation's Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

                                "ARTICLE ONE

          The name of the corporation is ENSCO International Incorporated.

                                ARTICLE TWO

          The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The registered agent in charge thereof is The Corporation Trust Company, Corporation Trust Center, 1208 Orange Street, Wilmington, Delaware.

                               ARTICLE THREE

          The nature of the business or purpose to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                ARTICLE FOUR

          The aggregate number of shares of stock which the corporation shall have the authority to issue is 270,000,000 shares, of which 5,000,000 shall be First Preferred Stock, par value $l.00 per share ("First Preferred Stock"), 15,000,000 shares shall be Serial Preferred Stock, par value $l.00 per share ("Serial Preferred Stock"), and 250,000,000 shares shall be Common Stock, par value $.10 per share ("Common Shares").

          The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the shares of First Preferred Stock, Serial Preferred Stock, and Common Stock or any series of any class of stock of the corporation, and of the authority expressly granted hereby for the Board of Directors of the corporation to fix by resolution or resolutions any of such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof that may be desired but which shall not be fixed by this Certificate of Incorporation.

          A.   COMMON SHARES

          Common  Stock.   The  Board of  Directors  of the  corporation is
hereby expressly vested with authority to issue 250,000,000 shares of common stock, par value $.10 per share, from time to time. Common Shares, upon issuance, shall be fully paid and nonassessable. Such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the common stock from time to time out of any funds legally available therefor. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the remaining assets and funds of the corporation available for distribution to holders of common shares shall be distributed to holders of the common shares according to their respective shares.

          B. FIRST PREFERRED STOCK. The Board of Directors of the corporation is hereby expressly vested with authority to issue 5,000,000 shares of First Preferred Stock, par value $1.00 per share, in series, and by filing a certificate of designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of such series, and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (a) The number of shares constituting that series and the distinctive designation of that series;

          (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

          (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

          (h) Any other relative rights, preferences and limitations of that series.

          Dividends on outstanding shares of First Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the shares of Common Stock or any subordinate and inferior series of Serial Preferred Stock with respect to the same dividend period.

          If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of First Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of First Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

          Shares of First Preferred Stock which have been redeemed or converted, or which have been issued and reacquired in any manner and retired, shall have the status of authorized and unissued First Preferred Stock and may be reissued by the Board of Directors as shares of the same or any other series, unless otherwise provided with respect to any series in the resolution or resolutions of the Board of Directors creating such series.

          The corporation's $1.50 Cumulative Convertible Exchangeable Preferred Stock (the "$1.50 Preferred Stock") and the corporation's Series A 8% Non-Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), each of which is a series of First Preferred Stock, and the number of shares, designations, powers, preferences and rights of each such series were not changed in any respect by the amendments to this Article Four approved by the stockholders of the corporation on June 5, 1990 (the "1990 Certificate Amendment"). The terms and provisions of Section C of Article Four of the Certificate of Incorporation of the corporation filed with the Secretary of State of the State of Delaware (the "Secretary") on August 14, 1987, and the terms and provisions of the corporation's Certificate of Designation filed with the Secretary on April 29, 1988, are each hereby incorporated herein by this reference for all purposes as if set forth herein in full and, any other provision herein notwithstanding, were not amended or repealed in any respect by the 1990 Certificate Amendment except for the designation of the class. Certificates evidencing shares of Series A Preferred Stock and $1.50 Preferred Stock outstanding at the time the 1990 Certificate Amendment became effective continued to evidence such shares notwithstanding the redesignation of the class of such shares.

          C. SERIAL PREFERRED STOCK. The Board of Directors of the corporation is hereby expressly vested with authority to issue 15,000,000 shares of Serial Preferred Stock, par value $l.00 per share, in series, and by filing a certificate of designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of each such series, and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (a) The number of shares constituting that series and the distinctive designation of that series;

          (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; provided, the payment of any dividends on any series of Serial Preferred Stock shall be junior and subordinate to the payment, or the setting apart of a sum sufficient for the payment, of all accrued and current dividends on all outstanding shares of the $l.50 Preferred Stock, the Series A Preferred Stock and any other series of First Preferred Stock which by its terms is senior to the shares of Serial Preferred Stock;

          (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; provided, that any series may be allowed to vote together with the shares of Common Stock (and with the shares of any other series of Serial Preferred Stock or First Preferred Stock which

     has the right to vote as a single class with the Common Stock) as a single class on any matter, but shall not have the right to vote as a separate class on any matter except as provided by applicable law;

          (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for all adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; provided, that rights of any series of Serial Preferred Stock to receive any distribution upon any such event shall be junior and subordinate to the payment, or the setting apart of a sum sufficient for the payment, of the liquidation preference of all outstanding shares of the $1.50 Preferred Stock, the Series A Preferred Stock and any other series of First Preferred Stock which by its terms is senior to the shares of Serial Preferred Stock;

          (h) Any other relative rights, preferences and limitations of that series.

          Dividends on outstanding shares of Serial Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the shares of Common Stock with respect to the same dividend period.

          Shares of Serial Preferred Stock which have been redeemed or converted, or which have been issued and reacquired in any manner and retired, shall have the status of authorized and unissued Serial Preferred Stock and may be reissued by the Board of Directors as shares of the same or any other series, unless otherwise provided with respect to any series in the resolution or resolutions of the Board of Directors creating such series. Further, the number of authorized shares of Serial Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote.

          Notwithstanding the above, the Board of Directors may grant powers, preferences and rights to any series of Serial Preferred Stock which are on a parity with, or senior to, the powers, preferences and rights of any series of First Preferred Stock, or the class of First Preferred Stock, provided, that such series or class of First Preferred Stock shall have approved such powers, preferences and rights by the vote specified in the terms and provisions of such series of First Preferred Stock, or, if no such vote is specified, by the vote of such series or class required by applicable law, if any.

          D. GENERAL. The Board of Directors may in its discretion issue from time to time authorized but unissued shares for such consideration as it may determine, and holders of Common Stock, First Preferred Stock and Serial Preferred Stock shall have no preemptive rights, as such holders, to purchase any shares or securities of any class, including treasury shares, which may at any time be issued or sold or offered for sale by the corporation.

          At each election of directors, every stockholder entitled to vote at any meeting shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected. Cumulative voting of shares of stock of the corporation, whether Common Stock, First Preferred Stock or Serial Preferred Stock, is hereby prohibited.

          The corporation shall be entitled to treat the person in whose name any share or other security is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or other security on the part of any other person, whether or not the corporation shall have notice thereof.

                                ARTICLE FIVE

          The name and address of the incorporator of the corporation has been omitted in accordance with Section 245 of the General Corporation Law of the State of Delaware.

                                ARTICLE SIX

          A. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors. The number of directors of the corporation shall be not less than three nor more than fifteen. The number of directors shall be fixed within the foregoing limits from time to time by resolution duly adopted by the Board of Directors. The directors of the corporation need not be stockholders therein.

          B. The directors of the corporation, other than the directors elected pursuant to the special voting rights of any class or series of preferred stock or indebtedness then outstanding, shall be classified, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible, as shall be provided in the Bylaws of the corporation; one class whose initial term expires at the annual meeting of stockholders to be held in 1992; another class whose initial term expires at the annual meeting of stockholders to be held in 1993; and another class whose initial term expires at the annual meeting of stockholders to be held in 1994; with each class to hold office until its successors are duly elected and qualified. At each annual meeting of stockholders beginning with the annual meeting for 1992, the number of directors equal to the number of the class whose term expires at such meeting shall be elected to hold office until the third succeeding annual meeting of stockholders.

          C. In the event of any change in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the classes of directors so as to maintain such classes as nearly equal as possible.

          D. Notwithstanding any of the foregoing provisions of this Article Six and subject to the rights, if any, of the holders of any then outstanding class or series of preferred stock or indebtedness of the corporation with special rights to elect directors, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal for cause. Should a vacancy on the Board of Directors occur or be created, whether arising through death, retirement, resignation or removal of a director for cause, or through an increase in the number of directors of any class, such vacancy shall be filled by the majority vote of the remaining directors of all classes, whether or not a quorum, or by a sole remaining director. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he was elected.

          E. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the corporation, or any provision of law which might otherwise permit a lesser vote or no vote, the provisions set forth in this Article Six may not be amended or repealed in any respect, unless such action is approved by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

                               ARTICLE SEVEN

          The corporation is to have perpetual existence.

                               ARTICLE EIGHT

          The Board of Directors may exercise all such powers and do all such lawful acts and things as are not by statute, the Bylaws, or this Certificate of Incorporation directed or required to be exercised and done by the stockholders.

                                ARTICLE NINE

          The initial Bylaws of the corporation shall be adopted by the Board of Directors. The power to alter, amend or repeal the corporation's Bylaws, and to adopt new Bylaws, is hereby vested in the Board of Directors, subject, however, to repeal or change by the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon. Notwithstanding any other provisions of this Certificate of Incorporation, or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend, or repeal this Article Nine.

                                ARTICLE TEN

          The corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon officers, directors, and stockholders herein are granted subject to this reservation.

                               ARTICLE ELEVEN

          Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President. Special meetings of the stockholders may not be called by any other person or persons.

                               ARTICLE TWELVE

          Meetings of stockholders may be held within or without the State of Delaware as the Bylaws may provide. Elections of directors need not be by written ballot.

                              ARTICLE THIRTEEN

          Subject to the rights, if any, of the holders of any then outstanding class or series of preferred stock or indebtedness of the corporation with special rights to elect directors, any or all of the directors of the corporation may be removed from office at any time, but only with cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the corporation then entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the corporation, or any provision of law which might otherwise permit a lesser vote or no vote, the provisions set forth in this Article Thirteen may not be amended or repealed in any respect, unless such action is approved by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

                              ARTICLE FOURTEEN

          The officers of the corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

                              ARTICLE FIFTEEN

          A. The corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation or by reason of the fact that such director or officer, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section A of Article Fifteen shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

          B. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Section B of Article Fifteen shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

          C. In furtherance and not in limitation of the powers conferred by statute:

          (i) the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of law; and

          (ii) the corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation,  letters  of credit,  surety  bonds  and/or other  similar
     arrangements),   as   well   as   enter   into   contracts   providing
     indemnification the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

                              ARTICLE SIXTEEN

          (a) Purpose and Effectiveness. The purpose of this Article Sixteen is to limit ownership and control of shares of any class of capital stock of the corporation by Aliens in order to permit the corporation to hold, obtain or reinstate a license or franchise from a governmental agency necessary to conduct its business as a U.S. Maritime Company. The effectiveness of this Article Sixteen shall terminate one year after the corporation and each Subsidiary and Controlled Person cease to be a U.S. Maritime Company unless, at or prior to that time, either the corporation or a Subsidiary or Controlled Person has reinstated itself as a U.S. Maritime Company or has contracted to reinstate itself as a U.S. Maritime Company. The Board of Directors is hereby authorized to adopt all such Bylaws and resolutions, and to effect any and all other measures reasonably necessary or desirable and consistent with applicable law and the provisions of this Certificate of Incorporation, to fulfill the purpose and implement the provisions of this Article Sixteen.

          (b)  Restriction on Transfers.

          (i) Any transfer, or attempted or purported transfer, of any shares of Common Stock issued by the corporation or any interest therein or right thereof, which would result in the ownership or control by one or more Aliens of an aggregate percentage of the shares of Common Stock of the corporation or of any interest therein or right thereof in excess of the Permitted Percentage shall, to the full extent permitted by law, and for long as such excess shall exist, be void and shall be ineffective as against the corporation and the corporation shall not recognize, to the extent of such excess, the purported transferee as a shareholder of the corporation for any purpose whatsoever except for the purpose of making a further transfer to a person not an Alien; provided, however, that such shares, to the extent of such excess, may nevertheless be deemed to be Alien owned shares for the purposes of the other provisions of this Article Sixteen.

          (ii) The Board of Directors is hereby authorized to adopt a Bylaw or Bylaws and to take such other action as it may deem necessary or desirable to implement the restriction set forth in subsection (1) above, including without limitation, (A) requiring, as a condition to transfer, representations and other proof as to the identity of existing or prospective stockholders and persons on whose behalf shares of stock of the corporation or any interest therein or right thereof are or are to be held and as to whether or not such persons are Aliens, and (B) establishing and maintaining a dual stock certificate system under which different forms of stock certificates, representing outstanding shares of Common Stock of the corporation, are issued to the holders of record of the shares represented thereby to indicate whether or not such shares or any interest therein or right thereof is owned or controlled by an Alien.

          (c) Suspension of Voting and Dividend and Distribution Rights With Respect to Alien Owned Stock. With respect to shares of the outstanding capital stock of the corporation or any class thereof determined to be in excess of the Permitted Percentage in accordance with this section (c) of this Article Sixteen, the corporation may, to the full extent permitted by law, so long as such excess exists, withhold the payment of dividends and other distributions of assets in respect of such excess Alien owned shares and suspend the voting rights of such excess Alien owned shares. If Alien ownership of the outstanding capital stock of the corporation or any class thereof shall be in excess of the Permitted Percentage, the shares deemed included in such excess for purposes of this section (c) of this Article Sixteen shall be those Alien owned shares that the Board of Directors determines became so owned most recently.

          (d)  Definitions.

          (i) "Alien" shall mean (1) any person (including an individual, a partnership, a corporation or an association) who is not a United States citizen within the meaning of Section 2 of the Shipping Act, 1916, as amended or as it may hereafter be amended; (2) any foreign government or representative thereof; (3) any corporation, the president, chief executive officer or chairman of the board of directors of which is an Alien, or of which more than a minority of the number of its directors necessary to constitute a quorum are Aliens; (4) any corporation organized under the laws of any foreign government; (5) any corporation of which 25% or greater interest is owned beneficially or of record, or may be voted by, an Alien or Aliens, or which by any other means whatsoever is controlled by or in which control is permitted to be exercised by an Alien or Aliens (the Board of Directors being authorized to determine reasonably the meaning of "control" for this purpose); (6) any partnership or association which is controlled by an Alien or Aliens; or (7) any person (including an individual, partnership, corporation or association) who acts as representative of or fiduciary for any person described in clauses (1) through (6) above.

          (ii)   "Controlled  Person"   shall  mean   any  corporation   or
partnership of which the corporation or any Subsidiary owns or controls an interest in excess of 25% .

          (iii) "Permitted Percentage" shall mean 2% less than the lawful maximum percentage of the outstanding shares of capital stock of the corporation, or any class thereof (as evidenced by a resolution of the Board of Directors), which, if shares in excess of such percentage were held by Aliens, would prevent the corporation (or any Subsidiary or Controlled Person) from being a U.S. Maritime Company.

          (iv) "Subsidiary" shall mean any corporation more than 50% of the outstanding stock of which is owned by the corporation or any Subsidiary of the corporation.

          (v) "U.S. Maritime Company" shall mean any corporation or other entity which, directly or indirectly (1) owns or operates vessels in the United States foreign trade; (2) owns any vessel on which there is a preferred mortgage issued in connection with Title XI of the Merchant Marine Act, 1936, as amended; (3) operates vessels under agreement with the United States government (or any agency thereof); (4) conducts any activity, takes any action or receives any benefit which would be adversely affected under any provision of the U.S. Maritime, shipping or vessel documentation laws by virtue of Alien ownership of its stock; or (5) maintains a Capital Construction Fund under the provisions of Section 607 of the Merchant Marine Act, 1936, as amended.

                             ARTICLE SEVENTEEN

          Subject to the rights, if any, of the holders of any then outstanding class or series of preferred stock or indebtedness of the corporation with special rights to elect directors, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of the stockholders or by unanimous written consent of stockholders, and stockholders may not otherwise act by written consent. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the corporation, or any provision of law which might otherwise permit a lesser vote or no vote, the provisions set forth in this Article Seventeen may not be amended or repealed in any respect, unless such action is approved by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the corporation entitled to vote generally in the election of directors, voting together as a single class."



          IN WITNESS WHEREOF, ENSCO International Incorporated has caused this certificate to be signed by William S. Chadwick, Jr., its Vice President and attested to by Albert G. McGrath, Jr., its Assistant Secretary, as of May 15, 1997.

                              ENSCO INTERNATIONAL INCORPORATED



                              By:  /s/  WILLIAM S. CHADWICK, JR.
                                   ----------------------------------------
                                   William S. Chadwick, Jr., Vice President





Attested:   /s/ ALBERT G. MCGRATH, JR.
            --------------------------
                Albert G. McGrath, Jr.
                Assistant Secretary